Exhibit 32.2

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Appleton Papers Inc. (the “Company”), hereby certifies that to his knowledge:

(1)
the Company’s Quarterly Report on Form 10-Q for the period ended March 30, 2008 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

APPLETON PAPERS INC.

Dated: May 12, 2008		/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

This certification accompanies this Annual Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934, as amended.